    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 28, 1999
                                                      REGISTRATION NO. 333-_____

================================================================================

                                   SECURITIES
                             AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         -----------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         -----------------------------

                               SANMINA CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                         -----------------------------

           DELAWARE                                             77-0228183
(State or Other Jurisdiction of                              (I.R.S. Employer
 Incorporation or Organization)                           Identification Number)

                          -----------------------------


                              355 EAST TRIMBLE ROAD
                               SAN JOSE, CA 95131
                                 (408) 954-5500
              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                          -----------------------------

                                    JURE SOLA
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                               SANMINA CORPORATION
                              355 EAST TRIMBLE ROAD
                               SAN JOSE, CA 95131
                                 (408) 954-5500
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         -----------------------------


        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this registration statement.

     If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                  CALCULATION OF REGISTRATION FEE
===================================================================================================
                              PROPOSED MAXIMUM        PROPOSED          MAXIMUM          AMOUNT OF
    TITLE OF SHARES             AMOUNT TO BE       OFFERING PRICE      AGGREGATE       REGISTRATION
    TO BE REGISTERED             REGISTERED         PER SHARE(1)    OFFERING PRICE(1)       FEE
===================================================================================================
Common Stock
 $0.01 par value per share     500,000 shares           $65            32,500,000          $9,035
===================================================================================================

(1) Estimated solely for the purpose of computing the amount of the registration fee based on the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on January 26, 1999 pursuant to Rule 457(c).


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

     THE INFORMATION CONTAINED IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PRELIMINARY PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED JANUARY 28, 1999

                               SANMINA CORPORATION

                                 500,000 SHARES
                                  COMMON STOCK

     This Prospectus relates to 500,000 shares of Sanmina Common Stock, $0.01 par value, (the "Shares") which may be offered for the account of several stockholders of Sanmina (the "Selling Stockholders") and will not be underwritten. The 500,000 Shares being registered hereby were issued to the Selling Stockholder when we acquired Telo Electronics, Incorporated ("Telo") through a merger of one of our subsidiaries, SANM Acquisition Subsidiary, Inc., into Telo. The Shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act").

     The Selling Stockholders may sell the Shares from time to time on the over-the-counter market in regular brokerage transactions, in transactions directly with market makers or in certain privately negotiated transactions. We will not receive any proceeds from the sale of the Shares by the Selling Stockholders. We have agreed to pay certain expenses of the Selling Stockholders. See "Plan of Distribution."

     The Selling Stockholders and any broker-dealers, agents or underwriters that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be an "Underwriter" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution" for a description of indemnification arrangements.

     Our Common Stock is quoted on the Nasdaq National Market System (the "Nasdaq") under the symbol "SANM". On January 26, 1999, the last sale price of our Common Stock on the Nasdaq was $65 per share.

     SEE "RISK FACTORS" BEGINNING ON PAGE 5 OF THIS PROSPECTUS FOR A DISCUSSION OF MATERIAL RISKS INFORMATION THAT YOU SHOULD CONSIDER IN CONNECTION WITH THE PURCHASE OF SECURITIES OFFERED HEREBY.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                    ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                       ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is January 28, 1999

                                TABLE OF CONTENTS

                                                                            Page
AVAILABLE INFORMATION........................................................ 1

INFORMATION INCORPORATED BY REFERENCE........................................ 1

THE COMPANY.................................................................. 2

RISK FACTORS................................................................. 3

USE OF PROCEEDS.............................................................. 6

INDEMNIFICATION OF OFFICERS AND DIRECTORS.................................... 6

SELLING STOCKHOLDER.......................................................... 6

PLAN OF DISTRIBUTION......................................................... 7

LEGAL MATTERS................................................................ 7

EXPERTS...................................................................... 8

ADDITIONAL INFORMATION....................................................... 8

     NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SHARES OF COMMON STOCK OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SHARES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files proxy statements, reports and other information with the Securities and Exchange Commission (the "Commission"). This filed material can be inspected and copied at regional offices of the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, Suite 1300, New York, New York 10048; and at the Public Reference Office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding the Company and other companies that file electronically with the Commission.

                      INFORMATION INCORPORATED BY REFERENCE

     The following documents filed by the Company with the Commission File No. 0-21272 are incorporated by reference in this Prospectus:

     1. The Company's Annual Report on Form 10-K for the year ended September 30, 1998, filed December 21, 1998.

     2.   The Company's Current Report on Form 8-K filed December 14, 1998.

     3.   The Company's Proxy Statement on Form DEF 14A filed December 30, 1998.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference in this Prospectus. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

     The Company will furnish without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents. Requests should be directed to Bernard J. Whitney, Chief Financial Officer, Sanmina Corporation, 355 East Trimble Road, San Jose, California 95131, telephone: (408) 954-5500.

     SPECIAL NOTE: THE FOLLOWING DISCUSSION CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS OR EVENTS TO DIFFER MATERIALLY FROM THOSE PROJECTED IN SUCH FORWARD-LOOKING STATEMENTS. POTENTIAL RISKS AND UNCERTAINTIES INCLUDE, WITHOUT LIMITATION, THOSE FACTORS BELOW UNDER THE HEADING "RISK FACTORS."

                                   THE COMPANY

     Sanmina Corporation ("Sanmina" or "the Company") is a leading independent provider of customized integrated electronic manufacturing services ("EMS"), including turnkey electronic assembly and manufacturing management services, to original equipment manufacturers ("OEM") in the electronics industry. Sanmina's electronics manufacturing services consist primarily of the manufacture of complex printed circuit board assemblies using surface mount ("SMT") and pin-through hole ("PTH") interconnection technologies, the manufacture of custom designed backplane assemblies, fabrication of complex multi-layered printed circuit boards, and testing and assembly of completed systems. In addition to assembly, turnkey manufacturing management also involves procurement and materials management, as well as consultation on printed circuit board design and manufacturing.

     Sanmina, through its Sanmina Cable Systems ("SCS") subsidiary (formerly known as Golden Eagle Systems), also manufacturers custom cable and wire harness assemblies for electronic industry OEMs. As part of the Elexsys International ("Elexsys") acquisition completed in November 1997, the Company acquired and currently operates a metal stamping and plating business.

     SMT and PTH printed circuit board assemblies are printed circuit boards on which various electronic components, such as integrated circuits, capacitors, microprocessors and resistors have been mounted. These assemblies are key functional elements of many types of electronic products. Backplane assemblies are large printed circuit boards on which connectors are mounted to interconnect printed circuit boards, integrated circuits and other electronic components. Interconnect products manufactured by Sanmina generally require greater manufacturing expertise and have shorter delivery cycles than mass produced interconnect products and therefore typically have higher profit margins.

     Sanmina's customers include leading OEMs in the telecommunications, networking (data communications), industrial and medical instrumentation and high-speed computer systems sectors. Sanmina's assembly plants are located in Northern California, Richardson, Texas, Manchester, New Hampshire, Durham, North Carolina, Guntersville, Alabama, and Dublin, Ireland. Sanmina's printed circuit board fabrication facilities are located in Northern California, Southern California, Nashua, New Hampshire, and Peterborough, England. SCS's manufacturing facility is located in Carrollton, Texas. In addition, as a result of Sanmina's recent acquisition of Altron Inc. ("Altron"), Sanmina has added new fabrication and assembly plants in the Boston Massachusetts area, Northern California, and Richardson, Texas.

     Sanmina was formed in 1989 to acquire the printed circuit board and backplane operations of its predecessor company, which has been in the printed circuit board and backplane business since 1980. Sanmina's principal offices are located at 355 East Trimble Road, San Jose, California 95131. Sanmina's telephone number is (408) 954-5500.

                                  RISK FACTORS

     This Prospectus (including the documents incorporated by reference in this Prospectus) contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements regarding the Company's expectations, beliefs, intentions or future strategies. All forward looking statements included in this document are based on information available to the Company on the date of this Prospectus, and the Company assumes no obligation to update any such forward looking statements. Actual results could differ materially from those projected in the forward looking statements as a result of the risk factors set forth below and in the documents incorporated by reference in this Prospectus. In addition to the information set forth in this report and in the documents incorporated herein by reference, the following factors should be carefully considered by prospective investors in the Company's securities.

     Dependence on Electronics Industry. Sanmina's business is heavily dependent on the health of the electronics industry. Sanmina's customers are manufacturers in the telecommunications, networking (data communications), industrial and medical instrumentation and computer systems segments of the electronics industry. These industry segments, and the electronics industry as a whole, are subject to rapid technological change and product obsolescence. Sanmina's customers can discontinue or modify products containing components manufactured by Sanmina. Such discontinuance or modification could adversely affect Sanmina's results of operations. The electronics industry is also subject to economic cycles and has in the past experienced, and is likely in the future to experience, recessionary periods. A general recession in the electronics industry could have a material adverse effect on Sanmina's business, financial condition and results of operations. Sanmina typically does not obtain long-term volume purchase contracts from its customers and has recently experienced reduced lead times in customer orders. Customer orders may be canceled and volume levels may be changed or delayed. In particular, Sanmina experienced certain cancellation and rescheduling of shipment dates of customer orders during the fourth fiscal quarter of 1998. The timely replacement of canceled, delayed or reduced contracts with new business cannot be assured.

     Factors Affecting Operating Results. Sanmina's results of operations have varied and may continue to fluctuate significantly from period to period, including on a quarterly basis. Sanmina's operating results are affected by a number of factors. These factors include timing of orders from major customers, mix of product ordered by and shipped to major customers, the volume of orders as related to Sanmina's capacity, the ability of Sanmina to effectively manage inventory and fixed assets, and the ability of Sanmina to time expenditures in anticipation of future sales. Sanmina's results are also affected by the mix of products between backplane assemblies and printed circuit boards. Sanmina's results are also affected by general economic conditions in the electronics industry. Sanmina's results can also be significantly influenced by development and introduction of new products by Sanmina's customers. From time to time, Sanmina experiences changes in the volume of sales to each of its principal customers, and operating results may be affected on a period-to-period basis by these changes. Sanmina's customers generally require short delivery cycles, and a substantial portion of Sanmina's backlog is typically scheduled for delivery within 120 days. Quarterly sales and operating results therefore depend in large part on the volume and timing of bookings received during the quarter, which are difficult to forecast. Sanmina's backlog also affects its ability to plan production and inventory levels, which could lead to fluctuations in operating results. In addition, a significant portion of Sanmina's operating expenses are relatively fixed in nature and planned expenditures are based in part on anticipated orders. Any inability to adjust spending quickly enough to compensate for any revenue shortfall may magnify the adverse impact of such revenue shortfall on Sanmina's results of operations. Results of operations in any period should not be considered indicative of the results to be expected for any future period. In addition, fluctuations in operating results may also result in fluctuations in the price of Sanmina Common Stock.

         Competition and Technological Change. The electronic interconnect product industry is highly fragmented and it is characterized by intense competition. Sanmina competes in the technologically advanced segment of the interconnect product market, which is also highly competitive but is much less fragmented than the industry as a whole. Sanmina's competitors consist primarily of larger manufacturers of interconnect products, and some of these competitors have greater manufacturing and financial resources than Sanmina as well as greater SMT assembly capacity. As a participant in the interconnect industry, Sanmina must continually develop improved manufacturing processes to accommodate its customers' needs for increasingly complex products. During periods of recession in the electronics industry, Sanmina's competitive advantages in the areas of quick turnaround manufacturing and responsive customer service may be of reduced importance to electronics OEMs, who may become more price sensitive. In addition, captive interconnect product manufacturers seek orders in the open market to fill excess capacity, thereby increasing price competition. Sanmina may be at a competitive disadvantage with respect to price when compared to manufacturers with lower cost structures, particularly those with offshore facilities where labor and other costs are lower.

     Risks Associated with Acquisitions and Expansions. Sanmina has, for the past several fiscal years, pursued a strategy of growth. This growth has come in part through acquisitions. These acquisitions have involved both acquisitions of entire companies, such as the June 1995 acquisition of Assembly Solutions in Manchester, New Hampshire, the January 1996 acquisition of Golden Eagle Systems, now known as Sanmina Cable Systems, the November 1997 merger with Elexsys, the February 1998 acquisition of Pragmatech, the November 1998 merger with Altron and the December 1998 merger with Telo. In addition, Sanmina has acquired several smaller operations and companies and has in other instances acquired selected assets, principally equipment, inventory and customer contracts and, in certain cases, facilities or facility leases. Acquisitions of this nature completed by Sanmina include the November 1996 acquisitions of the Guntersville, Alabama operations of Comptronix Corporation and certain assets of the custom manufacturing services division of Lucent Technologies. In addition to these acquisitions, Sanmina has also grown its operations through internal expansion, such as the opening of its Richardson, Texas assembly facility, its Durham, North Carolina assembly facility and its Dublin, Ireland assembly facility. Acquisitions of companies and businesses and expansion of operations involves certain risks, including the following:

     o the potential inability to successfully integrate acquired operations and businesses or to realize anticipated synergies, economies of scale or other value,

     o    diversion of management's attention,

     o difficulties in scaling up production at new sites and coordinating management of operations at new sites,

     o    loss of key employees of acquired operations.

     Accordingly, Sanmina may experience problems in integrating operations associated with any of its recent or future acquisitions. Accordingly, there can be no assurance that any acquisition will result in a positive contribution to Sanmina's results of operations. Furthermore, there can be no assurance that Sanmina will realize value from any such acquisition, which equals or exceeds the consideration paid. In particular, the successful combination of Sanmina and Altron will require substantial effort from each company, including the integration and coordination of sales and marketing efforts. The diversion of the attention of management and any difficulties encountered in the transition process, including, the interruption of, or a loss of momentum in, Altron's activities, problems associated with integration of management information and reporting systems, and delays in implementation of consolidation plans, could have an adverse impact on Sanmina's ability to realize the anticipated benefits of the Merger. Therefore, there can be no assurance that Sanmina will realize any of these anticipated benefits. In addition, there can be no assurance that Sanmina will realize anticipated strategic and other benefits from expansion of existing operations to new sites. Any such problems could have a material adverse effect on Sanmina's business, financial condition and results of operations. In addition, future acquisitions by Sanmina may result in dilutive issuances of equity securities, the incurrence of additional debt, large one-time write-offs and the creation of goodwill or other intangible assets that could result in amortization expense. These factors could have a material adverse effect on Sanmina's business, financial condition and results of operations.

     Risks Associated with International Operations. Sanmina opened its first overseas facility, located in Dublin, Ireland, in June 1997. In addition, Sanmina has obtained a printed circuit board fabrication facility in Peterborough, England as a result of the acquisition of Elexsys. A number of risks are inherent in international operations and transactions. International sales and operations may be limited or disrupted by the imposition of government controls, export license requirements, political instability, trade restrictions, changes in tariffs, and difficulties in staffing, coordinating communications among and managing international operations. Additionally, Sanmina's business, financial condition and results of operations may be adversely affected by fluctuations in international currency exchange rates as well as increases in duty rates, difficulties in obtaining export licenses, constraints on its ability to maintain or increase prices, and competition. There can be no assurance that Sanmina will realize the anticipated strategic benefits of its expansion in Ireland or that Sanmina's international operations will contribute positively to Sanmina's business, financial condition and results of operations. Furthermore, difficulties encountered in scaling up production at overseas facilities or in coordinating Sanmina's United States and international operations, as well as any failure of the international operations to realize anticipated revenue growth, could, individually or in the aggregate, have a material adverse effect on Sanmina's business, financial condition and results of operations.

     Sanmina is subject to risks related to Year 2000 problems. Many currently installed computer systems and software products are coded to accept only two digit entries in the date code field. As the Year 2000 approaches, these code fields will need to accept four digit entries to distinguish years beginning with "19" from those beginning with "20." As a result, in less than one year, computer systems and/or software products used by many companies may need to be upgraded to comply with such Year 2000 requirements. Sanmina is currently expending resources to review its products and services, as well as its internal use software in order to identify and modify those products, services and systems that are not Year 2000 compliant. Additionally, Sanmina is in the process of evaluating the need for contingency plans with respect to Year 2000 requirements. The necessity of any contingency plan must be evaluated on a case-by-case basis and will vary considerably in nature depending on the Year 2000 issue it may need to address. There can be no assurance however, that Sanmina will be able to solve all potential Year 2000 issues. Sanmina's reliance on its key suppliers, and therefore on the proper functioning of their information systems and software, is increasing, and there can be no assurance that another company's failure to address Year 2000 issues could not have an adverse effect on Sanmina. Sanmina has initiated formal communications with each of its significant suppliers and customers to determine the extent to which Sanmina is vulnerable to those third parties' failure to remediate their own Year 2000 issues. Sanmina is requesting that third party vendors represent their products and services to be Year 2000 compliant and that they have a program to test for Year 2000 compliance. However, the response of those third parties is beyond Sanmina's control. To the extent that Sanmina does not receive adequate responses by February 28, 1999, it is prepared to develop contingency plans, with completion of these plans scheduled for no later than March 31, 1999. At this time, Sanmina cannot estimate the additional cost, if any, that might develop from such contingency plans. Breakdowns in Sanmina's computer systems and applications, such as its manufacturing application software, its bar-coding systems, and the computer chips embedded in its plant equipment, as well as other Year 2000-related problems such as disruptions in the delivery of materials, power, heat or water to Sanmina's facilities, could prevent Sanmina from being able to manufacture and ship its products. Sanmina plans to replace or upgrade or otherwise work around any of its date driven systems that are not Year 2000 compliant. Sanmina's Year 2000 Project Team completed compliance solutions or work arounds by January 31, 1999, and intends to complete compliance testing by June 30, 1999. If Sanmina fails to correct a material Year 2000 problem, its normal business activities and operations could be interrupted. Such interruptions could materially and adversely affect Sanmina's results of operations, liquidity and financial condition. To date, Year 2000 costs are not considered by Sanmina to be material to its financial condition. Sanmina currently estimates that, in order to complete Year 2000 compliance, Sanmina will be required to incur expenditures of approximately $1.1 million.

     Possible Volatility of Stock Price. The trading price of the Sanmina Common Stock has been and could in the future be subject to significant fluctuations in response to variations in quarterly operating results, developments in the electronics industry, general economic conditions, changes in securities analysts' recommendations regarding Sanmina's securities and other factors. In addition, the stock market in recent years has experienced significant price and volume fluctuations which have affected the market prices of technology companies and which have often been unrelated to or disproportionately impacted by the operating performance of such companies. These broad market fluctuations may adversely affect the market price of Sanmina's Common Stock.


                                 USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholders in the offering.

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article X of the Company's Bylaws provide for indemnification of its directors and officers, employees and other agents to the maximum extent permitted by law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Commission, such indemnification is against public policy, as stated by the Commission, and is, therefore, unenforceable.


                              SELLING STOCKHOLDERS

     The following table sets forth certain information as of December 29, 1998 with respect to each Selling Stockholder:

                                             SHARES
                                             OFFERED            SHARES BENEFICIALLY
NAME OF SELLING STOCKHOLDER                 HEREBY(1)        OWNED AFTER OFFERING(1)(2)
---------------------------                 ---------        --------------------------
                                                                Number       Percent
                                                                ------       -------
S. Zafar Jafri...............................  500,000          450,000         *
                                                                =======

------------------
*    Less than 1%.

(1) Beneficial ownership is determined in accordance with the rules and regulations of the Commission and generally includes voting or investment power with respect to securities. Information with respect to beneficial ownership is based on information as of December 29, 1998 and assumes that there is outstanding an aggregate of 55,774,739 shares of Common Stock. As of December 29, 1998, no options had been issued to the Selling Stockholders named in this Prospectus. Except as subject to community property laws where applicable, the Company believes based on information furnished by the Selling Stockholders that the person named in the above table above has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by him.

(2) Assumes the sale of all Shares offered by this Prospectus and no other purchases or sales of Sanmina Common Stock. See "Plan of Distribution."

                              PLAN OF DISTRIBUTION

     The Selling Stockholders may sell the Shares in whole or in part, from time to time on the over-the-counter market at prices and on terms prevailing at the time of any such sale. Any such sale may be made in broker's transactions through broker-dealers acting as agents, in transactions directly with market makers or in privately negotiated transactions where no broker or other third party (other than the purchaser) is involved. The Selling Stockholders will pay selling commissions or brokerage fees, if any, with respect to the sale of the Shares in amounts customary for the type of transaction effected. The Selling Stockholders will also pay all applicable transfer taxes and all fees and disbursements of counsel for the Selling Stockholders incurred in connection with the sale of shares.

     The Selling Stockholders have advised the Company that during such time as the Selling Stockholders may be engaged in the attempt to sell Shares registered hereunder, that they will:

     (i) not engage in any stabilization activity in connection with any of the Company's securities;

     (ii) cause to be furnished to each person to whom Shares included in this Prospectus may be offered, and to each broker-dealer, if any, through whom Shares are offered, such copies of this Prospectus, as supplemented or amended, as may be required by such person; and

     (iii) not bid for or purchase any of the Company's securities or any rights to acquire the Company's securities, or attempt to induce any person to purchase any of the Company's securities or rights to acquire the Company's securities other than as permitted under the Exchange Act.

     The Selling Stockholders, and any other persons who participate in the sale of the Shares, may be deemed to be "Underwriters" as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits received on resale of the Shares, may be deemed to be underwriting discounts and commissions under the Securities Act.

     With regard to the Shares, the Company has agreed to maintain the effectiveness of this Registration Statement until two years after the effective date of this Registration Statement or less if the distribution described herein has become effective.

     The Company will bear all costs, expenses and fees in connection with the registration of the shares. The Selling Stockholders will bear all commissions and discounts, if any, attributable to the sale of the shares. The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act. The Selling Stockholders have agreed to indemnify the Company against certain liabilities, including liabilities under the Securities Act.


                                  LEGAL MATTERS

     Certain legal matters with respect to the legality of the issuance of the Common Stock offered hereby will be passed upon for the Company by Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304.

                                     EXPERTS

     The financial statements and schedule incorporated by reference in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.


                             ADDITIONAL INFORMATION

     This Prospectus constitutes a part of a Registration Statement on Form S-3 (referred to, together with all amendments and exhibits, as the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the shares of Common Stock offered hereby, reference is hereby made to the Registration Statement. Statements contained herein concerning the provisions of any document are not necessarily complete, and each such statement is qualified in its entirety by reference to the copy of such document filed with the Commission.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses payable by the Registrant in connection with the sale and distribution of the Common Stock being registered. Selling commissions and brokerage fees and any applicable transfer taxes and fees and disbursements of counsel for the Selling Stockholders are payable by the Selling Stockholders. All amounts are estimates except the registration fee.

                                             Amount to be Paid
                                             -----------------
     Registration Fee                              9,035
     Legal Fees and Expenses                      10,000
     Accounting Fees and Expenses                  8,000
     Miscellaneous                                 2,500
                                                  ------
     Total                                        29,535


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Article X, Section 1 of the Registrant's Bylaws provide for indemnification of its directors and officers to the maximum extent permitted by law.

ITEM 16. EXHIBITS

EXHIBIT
NUMBER      DESCRIPTION OF EXHIBIT
-------     ----------------------
  2.1       Registration Rights Agreement dated December 28, 1998 among Sanmina
            Corporation and the signatory listed thereon.

  5.1       Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

 23.1       Consent of Arthur Andersen LLP.

 23.2       Consent of Counsel (included in Exhibit 5.1).

 24.1       Power of Attorney (included on page II-3).

ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the 1933 Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Sanmina pursuant to
     Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 27th day of January 1999.

                                                    SANMINA CORPORATION

                                                    /s/ Bernard J. Whitney
                                                    ----------------------------
                                                    Bernard J. Whitney
                                                    Executive Vice President and
                                                    Chief Financial Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints, jointly and severally, Bernard J. Whitney and Jure Sola, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said Registration Statement.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE                                      TITLE                     DATE
---------                                      -----                     ----
/s/ Jure Sola                      Chairman of the Board and        January 27, 1999
--------------------------------   Chief Executive Officer
JURE SOLA                          (Principal Executive Officer)

/s/ Bernard J. Whitney             Executive Vice President         January 27, 1999
--------------------------------   and Chief Financial Officer
BERNARD J. WHITNEY                 (Principal Financial and
                                   Accounting Officer)

/s/ Bernard V. Vonderschmitt       Director                         January 27, 1999
--------------------------------
BERNARD V. VONDERSCHMITT

/s/ John C. Bolger                 Director                         January 27, 1999
--------------------------------
JOHN C. BOLGER

/s/ Neil R. Bonke                  Director                         January 27, 1999
--------------------------------
NEIL R. BONKE

/s/ Mario M. Rosati                Director                         January 27, 1999
--------------------------------
MARIO M. ROSATI

/s/ Samuel Altschuler              Director                         January 27, 1999
--------------------------------
SAMUEL ALTSCHULER

                                LIST OF EXHIBITS

EXHIBIT
NUMBER      DESCRIPTION OF EXHIBIT
-------     ----------------------
  2.1       Registration Rights Agreement dated December 28, 1998 among Sanmina
            Corporation and the signatory listed thereon.

  5.1       Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

 23.1       Consent of Arthur Andersen LLP.

 23.2       Consent of Counsel (included in Exhibit 5.1).

 24.1       Power of Attorney (included on page II-3).